Exhibit 15.1

TIAN YUAN LAW FIRM

5/F, Tower A, Corporate Square, 35 Financial Street, Xicheng District

Beijing 100033, P. R. China

Tel: (8610) 5776-3888; Fax: (8610)5776-3777

Date: April 25, 2025
Sunlands Technology Group
Building 6, Chaolai Science Park,
No. 36 Chuangyuan Road, Chaoyang District
Beijing, 100012, the People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the reference to our firm in “Item 3. Key Information—Contractual Arrangements with Consolidated VIEs and Their Shareholders,” “Item 3. Key Information—Licenses and Approvals,” “Item 3. Key Information—Recent Regulatory Development,” “Item 3. Key Information—Transfer of Funds and Other Assets,” “Item 3. Key Information—3.D. Risk Factors,” “Item 4. Information on the Company—4.B. Business Overview—Regulation,” “Item 5. Operating and Financial Review and Prospects—5.B. Liquidity and Capital Resources—Transfer of Funds and Other Assets” and “Item 10. Additional Information—10.E. Taxation” in the annual report on Form 20-F for the fiscal year ended December 31, 2024, which will be filed by Sunlands Technology Group on April 25, 2025 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended December 31, 2024. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm